                                                                   EXHIBIT 10.34

                              SEVERANCE AGREEMENT

This Severance Agreement is entered into between C. Lee Cooke, Jr. ("Cooke") and Sharps Compliance Corp. (formerly known as U.S. Medical Systems, Inc.) ("Sharps") and sets forth the Agreement as to the terms and conditions for severance of Cooke's employment as Chief Executive Officer and President, the termination of Cooke's Employment Agreement dated August 27, 1997 and all benefits, rights and obligations arising from this Agreement.

In consideration of the mutual promises, covenants and agreements set forth below, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Cooke will cease employment with Sharps for all purposes effective at the end of business July 22, 1998. Cooke will submit the attached letter of resignation from his position as Chief Executive Officer/President of Sharps. Cooke agrees to be available to management for consulting on matters of Sharps through September 5, 1998.

         2.      Cooke will receive the following compensation:

                 (a) All cash in U.S. Medical Systems, Inc. ("Medical") at July 31, 1998 ("Valuation Date"), that being approximately $50,000, after giving effect to a $40,000 payment to Sharps.

                 (b) All accounts receivable in Medical at the Valuation Date, that being approximately $14,000 and as more specifically set forth on Schedule A attached hereto.

                 (c) Personal property located at the offices of Medical in Austin at the Valuation Date and as more specifically described on Schedule B attached hereto, said value being approximately $4,000.

                 (d) All patents and trademarks of Medical as they exist at the Valuation Date and as more specifically described on Schedule C attached hereto, said patents and trademarks to be conveyed to Cooke pursuant to the terms of the Assignment of Patent and Trademarks attached hereto as Exhibit 1 and incorporated herein for all purposes.

                 (e) Rights to the products of Medical as they exist at the Valuation Date and as more specifically described on Schedule D attached hereto.

                 (f) Rights to the customer list as the customer list of Medical exists at the Valuation Date and as more specifically listed on Schedule E.

                 (g)      Rights to the corporate name U.S. Medical Systems,
                          Inc.

                 (h)      All of the capital stock of Medical Polymers, Inc.

         The rights entitled to the cash, accounts receivable, personal property, products, customer list and corporate name and capital stock of Medical Polymers, Inc. will be conveyed to Cooke pursuant to the terms of the Bill of Sale attached hereto as Exhibit 2 and incorporated herein for all purposes.

         3. Cooke hereby agrees to assume and pay all of the liabilities and obligations of Medical, including existing accounts payable and contingent liabilities of Medical as such contingent liabilities pertain to unknown accounts payable or contingent liabilities pertaining to products of Medical, as such products exist at the Valuation Date, including those set forth on Schedules F and G attached hereto.

         4. After the Valuation Date, the parties agree that Sharps and its 401(k) Retirement Plan, Executive Deferred Compensation Plan or other existing plans have no further obligation or liability to Cooke and his beneficiaries under any such plans, any such liability or obligation being hereby expressly waived by Cooke.

         5. Notwithstanding anything to the contrary contained in paragraph 3 herein, Cooke agrees to cooperate fully with Sharps, its accountants and legal counsel, in investigating, analyzing or defending any pending or future claims against or litigation involving Sharps. Cooke agrees to maintain in strict confidence any information or knowledge he has regarding pending or future claims against or litigation involving Sharps.

         6. Subject to Cooke's obligations created in Paragraph 3 herein, Sharps hereby releases and forever discharges Cooke from any and all claims or causes of action it has against or may have against Cooke for his actions or failure to act while employed in his capacity as an employee, officer and director of Sharps occurring prior to the Valuation Date of this Agreement.

         7. Cooke hereby releases and forever discharges Sharps and all predecessor, related and affiliated entities and all officers, directors, employees, representatives and agents thereof (in all capacities, including individually) from any claims, demands, actions or causes of action which he may have had or now has, whether known or unknown, contingent or otherwise, whether at law or in equity, including, without limitation, any and all claims relating to his employment with and separation from Sharps; any compensation or benefits relating to his employment; any claim of discrimination based upon his race, color, creed, sex, age, national origin, disability or handicap, if any; any claims relating to the discussions between Sharps and its representatives regarding elimination of his position or any other separation of the parties' employment relationship; any claim that Sharps has violated any federal, state or local statute, regulation or ordinance with respect to his employment or separation thereof, including without limitation, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or the Texas Commission on Human Rights Act.

         8. Cooke hereby indemnifies and holds Sharps harmless from and against, and shall promptly reimburse Sharps for any and all loss, expense, damage, deficiency, liability or obligation, including investigative and settlement costs and attorney's fees, arising out of or in connection with the loss by Sharps of any accounts payable or liabilities associated with the products of Medical and conveyed to Cooke as such payables and contingent liabilities pertaining to the products exist at the Valuation Date.

         9. This Agreement shall be governed by the substantive laws of the State of Texas without regard to conflict of laws principles. If any provision is determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect.

         10. Any dispute between the parties concerning the interpretation, application or claimed breach of this Agreement shall be submitted to confidential, binding arbitration in Travis County, Texas, before an arbitrator appointed by the American Arbitration Association in accordance with its published rules and regulations. Prior to submitting the matter to arbitration, the parties shall first attempt to resolve the matter by the claimant notifying the other party in writing of the claim, by giving the other party the opportunity to respond in writing to the claim within ten (10) days of receipt of the claim, and by giving the other party the opportunity to meet and confer. If the matter is not resolved in this manner, the dispute then may proceed to arbitration at the request of either party. The parties shall bear equally the arbitrator's fees and expenses, as well as the administrative costs assessed by the American Arbitration Association. The prevailing party shall be entitled to reasonable actual damages, specific performance, costs and attorney's fees. This agreement to arbitrate and the arbitrator's award shall be enforceable in any court of competent jurisdiction pursuant to the Texas General Arbitration Act.

         11. In entering into the Severance Agreement, both parties have relied on the valuation appraisal opinion of CFO Services, Inc., dated March 20, 1998, as such opinion pertained to the valuation of the products of Medical, a copy of which is attached hereto as Exhibit 3.

         12. Cooke's right, title and interest in and under this Agreement and all transaction documents may be subsequently assigned and/or conveyed by Cooke.

         13. The Closing of this transaction shall take place at the office of the Company on or after September 2, 1998.

SHARPS COMPLIANCE CORP.
(Formerly known as U.S. Medical Systems, Inc.)

By: /s/ BURT KUNIK                                /s/ C. LEE COOKE, JR.
    ----------------------------------            ------------------------------
    Burt Kunik                                    C. Lee Cooke, Jr.
    Chairman of the Board                         Date: 9-14-98
    and Chief Executive Officer                         ------------------------
Date: 9-8-98
     ---------------------------------

                                   Schedule A
                              -------------------
                              Accounts Receivable
                                    7/31/98



Albertsons                         $ 3,627.88
American Sales                       1,365.12
Bathurst Sales                       3,724.80
Fleming Companies, Inc.              2,398.56
Genovese Drugs                       1,128.96
H.E. Butt Grocery Co.                1,893.60
                                   ----------
               Total                14,138.92

                                   Schedule B
                              --------------------
                              Real Property Assets



                                                  Book Value
                                                  ----------
AT&T Phone System                                   1,962.86
Printing Dies - Miracle Grip(2)                       492.95
Rotary Dies - Mark Andy                               298.33
Art Work - Miracle Grip                             1,631.37
                                                  ----------
               Total                              $ 4,385.51

                                   Schedule C
                               ------------------
                               Patents/Trademarks

Patents

                                             Patent         Date of
                Name                         Number         Patent
                ----                         ------         -------
1.   Disinfectant Mixture Containing       5,326,492      July 5, 1994
     Water Soluble Lubricating and
     Cleaning Agents and Methods

2.   Water-Based Human Tissue              5,342,617      Aug 30, 1994
     Lubricant

3.   Polymer-Based Cleaning and            5,348,678      Sept 20, 1994
     Lubricating Composition

4.   Stick Formulations for                5,597,849      January 28, 1997
     Topical Drug Delivery of
     Therapeutic Agents and Uses
     Thereof

5.   Stick Formulations for                5,622,993      Apr 22, 1997
     Topical Drug Delivery of
     Therapeutic Agents and Uses
     Thereof

                                           Registration         Date of
Trademark                                     Number         Registration
---------                                  ------------      -------------
1.   PDS                                    1,912,066         Aug 15, 1995

2.   Miracle Grip                           2,018,144         Nov 19, 1996

                                   Schedule D
                           ------------------------
                              Product Description
                             (commercial products)

1. PDS Clean, a dental handpiece cleaner.

2. Miracle Grip, a polymer-based denture adhesive.

3. QUITCH, a 1% hydrocortisone Anti-Itch product.

4. QUITCH-D, a 2% diphenhydramine itch and pain relief product.

                                   Schedule E
                                 --------------
                                 Customer Lists

Midwest Dental Products, Inc

Albertsons, Inc

H.E. Butts Grocery Co

American Sales Stores

Bathurst Sales (Canada)

Fleming Companies, Inc.

Genovese Drug Stores

McKeeson Drug Company

Texas A&M University

                                   Schedule F
                             ----------------------
                             CONTINGENT LIABILITIES
                                    7/31/98

American Drug Stores                         $ 14,500.00
Eckerd Drug Stores                           $ 38,418.00
Walgreens Drug Stores                        $ 20,000.00
Shop-N-Save                                  $  3,400.00
Phar-Mor Drug Stores                         $    700.00
Wal-Mart                                     $  6,800.00
Bank One                                     $  1,600.00
Sharps Compliance                            $ 40,000.00
Pitney Bowes Credit Corp.                    $    398.00
Snyder Drug Stores                           $  2,200.00
Payco                                        $    700.00
TOTAL                                        $128,716.00

                                   Schedule G
                        -------------------------------
                        Operational Payables at 7/31/98

        Vendor                                    Balance Due
        ------                                    -----------
Ameripac                                          $   822.80
Bank One                                            1,623.75
Burnet Storage                                        130.00
Martin Cook (Accounting)                            1,155.00
Dahill Industries, Inc                                 81.19
Faske, Lay & Co, LLP.                                 604.00
Fedex                                                 186.64
Gold Family Trust (Royalty)                         3,675.11
Robert Hodan (Royalty)                              3,675.11
Lewis Label                                         1,000.00
Kimberly Lyon (Office Mgr)                            784.00
Phoenix Home Life                                     398.20
TX Workers Compensation Fund                          590.00
USLD Communications                                   141.72
                                                  ----------
               Total                              $14,867.32

                                  BILL OF SALE

THE STATE OF TEXAS        )
                          )             KNOW ALL MEN BY THESE PRESENTS
COUNTY OF HARRIS          )

         THAT SHARPS COMPLIANCE CORP. (formerly U.S. Medical Systems, Inc.), a Delaware corporation ("Seller"), for and in consideration of the purchase price provided for in, and the other terms and conditions of, that certain Severance Agreement dated September 2, 1998, by and between C. LEE COOKE, JR. ("Buyer") and Seller (the "Agreement") (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement) has bargained and sold, and by these presents Seller does sell, assign, transfer and convey unto Buyer all of Seller's right, title and interest in the following (collectively, the "Assets"):

         (a) All cash in U.S. Medical Systems, Inc. ("Medical") at July 31, 1998, (the "Valuation Date"), after giving effect to a $40,000 payment to Seller.

         (b) All accounts receivable in Medical at the Valuation Date, as more specifically set forth on Schedule A attached hereto.

         (c) Personal property located at the offices of Medical in Austin at the Valuation Date and as more specifically described on Schedule B attached hereto.

         (d) All patents and trademarks of Medical as they exist at the Valuation Date and as more specifically described on Schedule C attached hereto, said patents and trademarks to be conveyed to Buyer pursuant to the terms of the Assignment of Patent and Trademarks attached hereto as Exhibit 1 and incorporated herein for all purposes.

         (e) Rights to the products of Medical as they exist at the Valuation Date and as more specifically described on Schedule D attached hereto.

         (f) Rights to the customer list as the customer list of Medical exists at the Valuation Date and as more specifically listed on Schedule E.

         (g)     Rights to the corporate name U.S. Medical Systems, Inc.

         (h)     All of the capital stock of Medical Polymers, Inc.

         Seller hereby acknowledges and agrees that this Bill of Sale is made pursuant to and subject to all the terms and conditions of the Agreement, including without limitation, Buyer's rights of indemnification under the Agreement.

                      ASSIGNMENT OF PATENTS AND TRADEMARKS

THE STATE OF TEXAS     )
                       )
COUNTY OF HARRIS       )

         WHEREAS, SHARPS COMPLIANCE CORP. (formerly U.S. Medical Systems, Inc.), a Delaware corporation with offices at 9050 Kirby, Houston, Texas 77054 ("Seller"), is the owner of the entire right, title and interest to United States Patent Nos. 5,326,492 registered July 5, 1994; 5,342,617 registered August 30, 1994; 5,348,678 registered September 20, 1994; 5,597,849 registered January 28, 1997; and 5,622,993 registered April 22, 1997 (the "Patents"), the inventions covered by the Patents (the "Inventions") and United States Trademark Nos. 1,912,066 registered August 15, 1995 and 2,018,144 registered November 19, 1996 (the "Trademarks") and Internet copyrights related to the Trademarks; and

         WHEREAS, C. LEE COOKE, JR., a resident of Austin, Travis County, Texas whose mailing address is Post Office Box 50442, Austin, Texas 78763 ("Assignee"), is desirous of acquiring the entire right, title and interest in and to the Patents, Inventions and Trademarks;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor hereby assigns and transfers to Assignee the entire right, title and interest in and to the Patents, Inventions and Trademarks, including but not limited to all reissues, divisions, continuations and extensions of the Patents and Trademarks, all rights of action arising from the Patents and Trademarks, all claims for damages by reason of past infringement of the Patents and Trademarks and the right to sue and collect damages for such infringement, to be held and enjoyed by the Assignee for his own use and benefit and for his successors and assigns as the same would have been held by Assignor had this assignment not been made.

         DATED this 8th day of September, 1998.

ASSIGNOR:

SHARPS COMPLIANCE CORP.
a Delaware corporation

By: /s/ BURT KUNIK
    ---------------------------
    Burt Kunik
    Chairman of the Board
    and Chief Executive Officer

       SUBSCRIBED and SWORN TO before me this 8th day of September, 1998.

                                        /s/ PHYLLIS S. ROSS
                                        --------------------------------
                                        [NOTARY]